UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    Aug 12, 2011

China CGame, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Research Building, No.801 Wuzhong Road, Changzhou Science and Education Industrial Park Wujin District, Changzhou, Jiangsu, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-519-86339908

                 China Architectural Engineering, Inc.
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On Aug 8, 2011, Kelly Wong, a member of the Board of Directors of China CGame, Inc. (NASDAQ:CCGM), resigned from the Board due to time constraints. Ms. Wong has served as a member of the Board since December 2007 and, prior to her resignation, was serving as Chairman of the Company's Audit Committee.

China CGame's Board of Chairman Mr.Jun Tang said, "We appreciate Kelly's dedication to the company and its shareholders. She has been an integral part of the company for many years. We wish her well in her future endeavors."

ITEM 7.01	Regulation FD Disclosure.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

9.01 (d) Exhibits

Exhibit Number	Description

99.1	Press release dated August 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Aug 12, 2011	China CGame, Inc.

	By:	/s/ Zhixin (Steven) Xing
	Name:	Zhixin (Steven) Xing
	Title:	Chief Executive Officer